SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Amendment No. 1 to
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 29, 2011

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2011, Varian Medical Systems, Inc. (the “Company”) announced the September 29, 2011 promotion of Dow R. Wilson, to Corporate Executive Vice President and Chief Operating Officer of the Company, which promotion was effective October 1, 2011.  At the time the Form 8-K in respect of the promotion was filed, it was expected that Mr. Wilson would receive equity-based awards under the Company’s Second Amended and Restated 2005 Omnibus Stock Plan (the “Plan”) in connection with his promotion, the amounts and nature of which grants had not yet been finally determined.

On November 11, 2011, the Compensation and Management Development Committee of the Board of Directors of the Company made the following awards to Mr. Wilson under the Plan:

(i)
An option to purchase 53,293 shares of the Company’s common stock with an exercise price of $57.90 per share, which option vests as to 33 1/3% of the shares 12 months from the grant date and vests as to the remaining shares in equal monthly installments over the following 24-month period;

(ii)
16,209 restricted stock units (“RSUs”), each consisting of the right to acquire one share of the Company’s common stock, which RSUs vest in equal annual installments on November 21, 2012, November 21, 2013 and November 21, 2014; and

(iii)
Performance stock units (“PSRUs”), each consisting of the right to acquire one share of the Company’s common stock, based upon performance against pre-established performance metrics during a three-year performance period that ends at the end of fiscal year 2014.   Target (14,859) and maximum (22,288)  performance units are provided, with the number of shares earned on account of performance between threshold and target or between target and maximum determined in accordance with specified performance curves and no payout at or below threshold.  The primary performance metric used to determine if and how many shares of the Company’s common stock will be received pursuant to the performance units is growth in diluted earnings per share (“EPS”) from continuing operations, which is measured annually and averaged over the three fiscal years in the performance period.  The secondary performance metric, which is applied as a modifier, is the Company’s relative Total Stockholder Return (“TSR”) versus its peer group, measured annually using a 90-calendar day stock price average before the beginning and end of the three-year performance period.

For each award, Mr. Wilson must be employed by the Company at the time of vesting or at end of the performance period, as the case may be, for the award to vest or share settlement to occur, except in cases of (1) retirement, (2) death or (3) change in control, where full or partial payouts are made depending on various circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.
By:	/s/ JOHN W. KUO
Name:	John W. Kuo
Title:	Corporate Vice President, General Counsel and Secretary

Dated:  November 17, 2011